EXHIBIT 10.17


       Amendment to the 1990 Annual Incentive Plan of the Trust
       Company and Affiliated Companies Adopted by the Board of
           Directors of the Corporation on December 13, 1994


Resolved, that this Board hereby approves management's recommendation for discontinuing the award of Benefit Equalization Units under the 1989 Stock Compensation Plan of U.S. Trust Corporation (the "1989 Stock Plan") as described in the memorandum of Patricia W. McGuire dated December 13, 1994, a copy of which is attached to the minutes of this meeting;

Resolved, that the appropriate officers of the Corporation and the Trust Company are hereby authorized and directed (A) to prepare such documents for the amendment of the 1989 Stock Compensation Plan and the Executive Deferred Compensation Plan of U.S. Trust Corporation, and to make such conforming amendments to the 1990 Annual Incentive Plan of United States Trust Company of New York and Affiliated Companies and other plans, as may be necessary to implement the foregoing resolution, (B) to submit such documents to the Board of Directors of the Corporation, and the Board of Trustees of the Trust Company, as appropriate, for their approval, and (C) to execute such other documents and take such other actions as may be necessary to carry out the purposes and intent of the foregoing resolution.

























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u.s. trust
memorandum




to:      Board of Directors and Board of Trustees

from:    Patricia W. McGuire, ext. 1401

date:    December 13, 1994

re:      Proposed Changes in Executive Benefit Plans


At the meetings of the Boards of Directors and Trustees to be held on December 13, 1994, management will ask the Boards to approve three changes affecting U.S. Trust's benefit plans. These changes are described below.

1.   Discontinuance of BEU Awards.

The 1993 Tax Act reduces the amount of compensation that can be taken into account in making contributions to U.S. Trust's ESOP, to $150,000 starting in 1994. This will increase the number of Benefit Equalization Units ("BEU's") that must be awarded to officers under the 1989 Stock Compensation Plan to "make up" for their reduced ESOP contributions.

Management believes it would be desirable, in order to lessen the dilutive effect on U.S. Trust shares, for benefits replacing "lost" ESOP contributions to be provided in the form of cash amounts, rather than in stock. Accordingly, management recommends that the award of BEU's be discontinued effective with the ESOP contributions to be made for 1994, and that an officer's "excess" ESOP contribution (i.e., the portion that exceeds the amount permissible as a contribution under the tax law limits) be provided, instead, by means of a credit to the officer's account under U.S. Trust's Executive Deferred Compensation Plan....
















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